As filed with the Securities and Exchange Commission on September 28, 2023

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

2834

(Primary Standard Industrial Classification Code Number)

16-1603202

(I.R.S. Employer Identification Number)

1895 Mount Hope Avenue

Rochester, New York 14620

(585) 271-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maurice Zauderer, Ph.D.

President and Chief Executive Officer

Vaccinex, Inc.

1895 Mount Hope Avenue

Rochester, New York 14620

(585) 271-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William I. Intner J. Nicholas Hoover Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 Tel: (410) 659-2700	Scott E. Royer Chief Financial Officer Vaccinex, Inc. 1895 Mount Hope Avenue Rochester, New York 14620 Tel: (585) 271-2700	Faith L. Charles, Esq. Todd Mason, Esq. Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017-6232 Tel: (212) 344-5680

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-274520

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, for the sole purpose of increasing the aggregate offering price of shares of common stock, pre-funded warrants, common warrants and shares of common stock issuable upon exercise of the pre-funded warrants and common warrants to be offered by Vaccinex, Inc., or the Registrant. The contents of the Registration Statement on Form S-1 (File No. 333-274520) filed by the Registrant with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, or the Prior Registration Statement, which was declared effective by the Commission on September 28, 2023, including all exhibits to the Prior Registration Statement, are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Item 16. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated herein by reference from Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-274520) filed September 14, 2023).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, in the State of New York, on September 28, 2023.

VACCINEX, INC.

By:	/s/ Maurice Zauderer, Ph.D.
Name:	Maurice Zauderer, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D. Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	September 28, 2023

/s/ Scott E. Royer, CFA, MBA Scott E. Royer, CFA, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	September 28, 2023

* Albert D. Friedberg	Chairman of the Board	September 28, 2023

* Chrystyna Bedrij Stecyk	Director	September 28, 2023

* Jacob B. Frieberg	Director	September 28, 2023

* Bala S. Manian, Ph.D.	Director	September 28, 2023

* Gerald E. Van Strydonck	Director	September 28, 2023

* Barbara Yanni	Director	September 28, 2023

* By:	/s/ Maurice Zauderer, Ph.D.
Maurice Zauderer, Ph.D. Attorney-in-Fact